Mid Cap Value Portfolio

Name of the Underwriters

DLJ, Chase Securities,
Goldman Sachs.

Name of Issuer

International Home Foods

Title of Security

International Home Foods

Date of Secondary Offering

10/21/99

Amount of Total Offering

10,000,000 shares

Unit Price

$15.00

Underwriting Spread or Commission

$0.675

Rating

NA

Maturity Date

NA

Current Yield

NA

Yield to Maturity

NA

Subordination Features

NA

Nature of Political Entity, if any,
including in the case of revenue
bonds, underlying entity supplying
the revenue

NA

Total Par Value of Bonds Purchased

NA

Dollar Amount of Purchases

33,000

Number of Shares Purchased

2,200

Years of Continuous Operation

Greater than 3 years

% of offering Purchased by Fund

 .00022%

% of offering Purchased by
Associated Funds

 .02836%

% of Funds Total Assets Applied to Purchase

NA

Name(s) of Underwriter(s) or Dealer(s) from Whom Purchased

DLJ, Merrill Lynch, First Boston,
Bear Stearns & Co.

Is Goldman, Sachs & Co. a Manager or
Co-Manager of Offering?

Yes


Were Purchases Designated as Group Sales or otherwise allocated to Goldman, Sachs
& Co. ?

No

Have the following conditions been satisfied?

a) The securities were part of an issue registered under the Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section 3(a)(29) of the Securities Exchange Act of 1943, or were securities sold in an Eligible Foreign Offering or were securities sold in an Eligible Rule 144A Offering?

      Yes

b) The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day of preceding the day on which the rights offering terminated?

     Yes

c)  The underwriting was a firm commitment
     underwriting?

     Yes


COMPARABLE SECURITIES

Name of Underwriters

Merrill Lynch, BT Alex Brown


Name of Issuer

Foundry Networks, Inc.


Title of Security

Foundry Networks, Inc.

Date of Secondary Offering

9/27/99

Amount of Total Offering

5,000,000 shares

Unit Price

$25.00

Underwriting Spread or Commission

$1.750


Name of Underwriters

Salomon Smith Barney, Lehman Bros.


Name of Issuer

Williams Communications Group




Title of Security

Williams Communications Group

Date of Secondary Offering

10/01/99

Amount of Total Offering

23,680,000 shares

Unit Price

$23.00

Underwriting Spread or Commission

$1.320